UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       July 24, 2001
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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



Item 5.           Other Events

On July 24, 2001, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's Names Cywinski Chief Marketing Officer." The press release is attached below.



                                                           FOR IMMEDIATE RELEASE


Contact:
Media Relations:    Cathie Koch, 913-967-8974
Investor Relations: Carol DiRaimo, 913-967-4109


                Applebee's Names Cywinski Chief Marketing Officer

Overland  Park,   Kan.,  July  24,  2001  --  Applebee's   International,   Inc.
(Nasdaq:APPB) announced today that restaurant industry veteran John Cywinski will be joining the company as Chief Marketing Officer.

Mr. Cywinski has 17 years of marketing experience, including ten years with several of the largest restaurant companies in the world. Most recently, Mr. Cywinski served as Vice President of Brand Strategy for McDonald's Corporation, and has also been Vice President of U.S. Marketing for Burger King Corporation. In addition, he brings broad marketing and brand building experience having served as President of Buena Vista Pictures Marketing, the motion picture division of The Walt Disney Company. He began his career with The Leo Burnett Advertising Agency.

In the newly expanded role of Chief Marketing Officer, Mr. Cywinski will report directly to Lloyd Hill, Chairman and Chief Executive Officer, and will serve as a member of the company's senior executive team. This position has been expanded to include, in addition to marketing and advertising, overall direction of the food and menu strategies and reporting responsibility for the research and development function for the nearly $3 billion Applebee's Neighborhood Grill & Bar concept.

Lloyd Hill said, "Our new core menu, increased network advertising presence, and growth strategies are designed to keep Applebee's one of America's favorite dining destinations. John's depth of industry knowledge, strategic marketing experience, history of effective franchise relationships and proven leadership skills are perfect for the continuation of this evolution. We are thrilled that he has decided to join our team."


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                                    --more--

"While it is difficult to leave McDonald's and the many friends I have there, Applebee's represents a tremendous opportunity for me and my family," Cywinski said. "The brand is experiencing positive momentum and offers incredible potential. I'm looking forward to working with Lloyd and the rest of the Applebee's team to evolve the world's largest casual dining concept into a dominant global brand."

Applebee's International, Inc., headquartered in Overland Park, Kan., currently develops, franchises and operates restaurants under the Applebee's Neighborhood Grill and Bar brand, the largest casual dining concept in the world. There are currently 1,332 Applebee's restaurants operating system-wide in 49 states and eight international countries. Additional information on Applebee's
International  can  be  found  at  the  company's  website  (www.applebees.com).

                               ------------------


                                      # # #

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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    July 24, 2001                    By:  /s/  George D. Shadid
         ---------------------                 ---------------------
                                               George D. Shadid
                                               Executive Vice President and
                                               Chief Financial Officer



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